MPARTNER INDEPENDENT AGENT AGREEMENT

This Mpartner Independent Agent Agreement ("Agreement") is made and entered into by and between Mpower Communications Corp., a Nevada Corporation, ("Mpower") with its principal place of business atJ75 Sully's Trail, Pittsford, New York 14534, and Network Installations Corp. ("Agent"), whose address

     ARTICLE  I  TERM OF  AGREEMENT
                 -----------------
1.01. The term of this Agreement is two (2) years beginning on the date last executed by both parties except at the end of the first six (6) months of this Agreement, Mpower may terminate this Agreement if Agent has failed to satisfy the performance criteria provided in Exhibit A.03 attached hereto. This Agreement shall automatically renew for a period of one year unless either party provides a written request to terminate within sixty (60) days of the original expiration date.

     ARTICLE  II  AUTHORIZATION
                  -------------
2.01. Subject to the terms and conditions of this Agreement, Mpower hereby authorizes Agent and Agent accepts its appointment as a non-exclusive Agent to solicit and procure customers for Mpower's products and services ("Products and Services") as set forth in Exhibit A.01 attached hereto. This authorization does not allow Agent to act on behalf of Mpower or to bind Mpower in any way whatsoever, exclusive of the specific scope of this Agreement. All customers procured hereunder are, and shall at all times remain, Mpower customers.
2.02. Agent is, and will remain throughout the term of this Agreement, an Independent Agent and separate entity from Mpower. This authorization does not constitute or create a joint venture, partnership, employee relationship or franchise. Both parties agree that Agent, together with its employees, agents, sub -contractors and affiliates, is not and will not become a legal Agent, except to the limited extent authorized in this Agreement, and will not become an employee of Mpower while this Agreement is in effect, and is not entitled to the rights or benefits afforded to Mpower's employees, including disability or unemployment insurance, medical insurance, sick leave or any other employment benefit. Agent is responsible for providing, at its own expense, disability, unemployment, and other insurance, training, permits, and licenses for Agent and for Agent's employees and subcontractors. Agent shall, upon request, present evidence to Mpower of all appropriate business licenses and adequate general liability insurance.

PAYMENT  OF  INCOME TAXES
------------------------
2.03. Agent is responsible for paying when due all income taxes, including estimated taxes, incurred as a result of the compensation paid by Mpower to Agent for services under this Agreement Agent agrees to indemnify Mpower for any claims, costs, losses, fees, penalties, interest, attorneys fees or damages suffered by Mpower resulting from Agent's failure to comply with this provision.

USE  OF  EMPLOYEES  OR  SUBCONTRACTORS
--------------------------------------
2.04. Agent may, at its own expense, direction and supervision, use any employee it deems necessary to perform the services anticipated by this Agreement Agent warrants that it shall inform all employees so used, of the applicable terms and provisions of this Agreement as well as the proper representation of Mpower's services. Agent agrees that it shall hold full responsibility for its employee's performance of this Agreement, and that the performance of itself and its employees shall be considered as one performance hereunder.
2.05. Agent may, at its own expense, direction, and supervision, use any sub-contractor it deems necessary to perform the services anticipated by this Agreement. All sub-contractors must agree to be independently bound by the applicable terms and provisions of this Agreement and shall execute such other agreements and instruments with Agent to bind sub-contractor to said terms and provisions.

     ARTICLE III  AGENT  OBLIGATIONS
                 ------------------
3.01. Services sold by Agent hereunder shall be offered in accordance with Mpower's current products, services, terms, pricing, and policies as set forth by Mpower from time to time. Such offers are subject to change at any time at Mpower's sole discretion. Agent is not authorized to deviate from the services or the pricing schedule of Mpower without prior written consent from Mpower.
3.02. Agent shall represent Mpower and its products with the highest degree of ethics, professionalism, and skill.
3.03. Agent agrees to perform its obligations hereunder in a professional and efficient manner. Agent represents and warrants that it possesses the qualifications, experience, and skills necessary to perform such obligations in a professional and efficient manner. Mpower shall have the right, at all reasonable times, to observe the performance of Agent and to review Agent's records and books of account pertaining to this Agreement.
3.04. Agent agrees to meet with Mpower representatives at mutually agreed upon times to discuss sales activities. Such meetings shall include, at a minimum, the provision of present and projected customer contact information, sales forecasts, Mpower customer orders to date and a record of all customer complaints previously reported to Agent or Mpower pursuant to this Agreement (the "Progress Information"). Agent agrees to provide, upon Mpower's request, documentation of such Progress Information in the form designated by Mpower.
3.05. Agent shall work with Mpower to ensure customer satisfaction in all matters relating to the telecommunication services provided by Mpower to customers secured by Agent, including but not limited to, the provision, installation and activation, maintenance, and additional marketing and billing of such services. Agent shall promptly report all complaints regarding Mpower services to Mpower's customer care department.
3.06. Agent shall assist Mpower's Customer Care Divisions with customer care and repair issues. Agent will be trained on Mpower's repair process and is expected to manage each issue to resolution. In addition, Mpower will send a welcome kit to each new end-user which sets forth Mpower's policies for Customer Care.
3.07. Agent shall comply with all applicable federal, state, and local laws including without limitation, federal and state tariff regulations, Mpower's specific tariffs, and Mpower's rules and procedures related to the sale of services and the conduct of its business. Agent shall also comply with Mpower's sales policies issued from time to time, including the use, without modification, of Mpower's applications, forms, documents, sales and marketing materials, and any documents required by Mpower for the sale, provisioning, or maintenance of customers.
3.08. Agent shall procure customers for Mpower services in amounts or quantities sufficient to meet or exceed the minimum performance requirements as set by Mpower from time to time.
3.09. Agent agrees to submit promptly completed applications for approved services on appropriate forms and to deliver such applications to an authorized Mpower representative. Applications for services shall not be binding until approved and accepted by Mpower. If as a result of Agent's failure to provide accurate and validated customer information, a customer terminates its relationship with Mpower, Mpower reserves the right to recover any commissions or other fees paid by Mpower to Agent with respect to such customer.
3.10. Mpower retains the right to deal directly with all customers, including those secured by Agent, in all matters, including with respect to installation, maintenance, additional marketing and billing of telecommunication services.
3.11. Agent shall designate an employee as its primary point of contact with Mpower. Such employee shall be made reasonably available to Mpower during normal office hours and shall establish procedures for escalation and/or emergency contact after normal office hours.
3.12. Agent shall neither solicit nor receive commission payments for customers which became Mpower customers through any other source. Any dispute regarding the procurement of customers and/or Agent's entitlement to commissions associated with such customers shall be decided at the sole discretion of Mpower.
3.13. At Mpower's direction, Agent agrees to discontinue sales or marketing efforts with regard to a potential customer, upon learning or discovering that the potential customer is an existing Mpower customer currently being serviced by an existing Mpower Account Manager.
3.14. It is expressly understood and agreed that customers who purchase Mpower Services from or through Agent are Mpower customers for those Services, and that Agent shall have no claim on ownership for those customers whatsoever for the Services provided by Mpower.
3.15. Ail orders that Agent obtains and submits are subject to Mpower's approval and acceptance in Mpower's sole discretion. In the event, Mpower receives orders for services from different authorized agents and/or employees of Mpower, Mpower in its sole discretion may determine who will receive credit for such order(s) and whether Agent will receive or continue to receive commissions for Agent's orders or any part thereof regardless of the sequence in which the various orders are received, processed or accepted.
3.16. Mpower specifically prohibits the use by any Agent of the industry practice known as "slamming", (e.g. obtaining the account without the knowledge and consent of the customer). Should Mpower become aware that an account has been acquired through "slamming", the customer will be given the immediate option to return to their original service provider. Should the customer choose to cancel Mpower service, Agent shall pay to Mpower a service charge in the amount of $50.00 per account, in addition to reimbursing the cost of any customer charges or other liability incurred by Mpower.
3.17. Agent agrees to maintain general liability insurance in amounts which are sufficient to cover any negligent acts or omissions committed by Agent or Agent's employees or sub-contractors during its performance of this Agreement and to provide proof of such insurance upon request by Mpower.
3.18. Agent agrees to designate at least one (1) representative as a "trainer". Such trainer shall, at Agent's expense, attend Mpower training for all products and services to be sold by Agent. Such trainer shall assume ongoing responsibility for the training of all other employees and sub-contractors of Agent.

     ARTICLE  IV  OBLIGATIONS  OF  MPOWER
                  -----------------------
4.01. Mpower shall designate an employee as its primary point of contact with Agent. Such employee shall be made reasonably available to Agent during normal office hours and shall establish procedures for escalation and/or emergency contact after normal office hours.
4.02. Mpower shall compensate Agent on a commission basis. Commissions and terms of payment are set forth in Exhibit A attached hereto unless the amount owed by Mpower to Agent is less than One Hundred Dollars ($100.00), in which case Agent shall be paid at such time as the amount due Contractor totals at least One Hundred Dollars ($100.00).
4.03. Mpower shall provide statements and related commission payments to Agent within thirty (30) days following the calendar month in which a customer which has been procured by Agent receives an invoice for Mpower services.
4.04. Upon Agent's request, but no later than 90 days after commission has been paid, Mpower shall review all commission payments made to Agent hereunder. If, in Mpower's sole discretion, an error has been made, Mpower shall adjust such error in the next commission payment.

     ARTICLE  V  PUBLICITY AND  USE OF  MPOWER'S NAMES. LOGOS  OR  MARKS
                 ---------------------------------------------------
5.01. Prior to use, Agent shall submit to Mpower for approval all advertising, press releases and marketing materials that refer in any way to Mpower's services, Mpower's products or to this Agreement.
5.02. Agent is prohibited from using Mpower's names, logos, or marks without the express written consent of Mpower.

     ARTICLE  VI  CONFIDENTIALITY  -  RESTRICTIVE  COVENANTS
                  ------------------------------------------
Confidential  Information
-------------------------
6.01. Any information furnished by Mpower to Agent for Agent's use is the sole property of Mpower. This proprietary business information includes, but is not limited to, customer requirements, customer lists, pricing strategies, marketing information and strategies, and information concerning Mpower's employees, products, services, prices, and operations, except promotional or sales material and pricing information intended for actual or prospective customers.
6.02. Information described in 6.01 of this Agreement, except promotional or sales material and pricing information intended for actual or prospective customers, will be considered to be confidential regardless of the existence or absence of protection under any proprietary right; and information described in
6.01 of this Agreement will be considered to be confidential regardless of the manner in which the information has been received and/or disclosed to Agent by Mpower, whether orally, in writing, or by any other means.

AGREEMENT  NOT  TO  DISCLOSE
----------------------------
6.03. Agent will keep all confidential information, as described in 6.01 of this Agreement, in the strictest confidence and will not disclose said information, directly or indirectly, to any other person, firm, entity, or corporation or use it in any other way except with Mpower's approval. Mpower will approve use of such information only to the extent necessary to perform the Services under this Agreement.
6.04. Agent will take necessary actions to prevent improper use or disclosure of confidential information by employees, Agent, subcontractors or other parties who may have access to the information. This provision shall remain in full force and effect and shall survive the termination of this Agreement

Return  of  Confidential  Information  After  Termination
---------------------------------------------------------
6.05.     Within   30   days   of  termination   of  this   Agreement,   Agent
will   return  any   confidential  information  in Agent's possession to Mpower.

Restrictions  on  Solicitation
------------------------------
6.06.During the term of this Agreement and for one (1) year after Agent's receipt of final payment from Mpower, and except as required pursuant to Agent's duties to Mpower in connection with this Agreement or unless Mpower gives prior written consent to the contrary, Agent will not directly or indirectly solicit or contact any customer of Mpower for any commercial pursuit that to Agent's knowledge is in competition with Mpower,
(ii) take away or interfere or attempt to interfere with any custom, trade, business, patronage or other business relation of Mpower, or induce, or attempt to induce any independent contractors, employees, agents or consultants of or to Mpower to do anything from which Agent is restricted by reason of this
Section  6;  or
(iii) induce or aid others to induce independent contractors, employees, agents or consultants of Mpower to terminate their relationship with Mpower, or interfere or attempt to interfere with any independent contractors, employees, agents or consultants of Mpower.

APPLICATION  OF COVENANTS
------------------------
6.07. The activities described in this Section 6 shall be prohibited regardless of whether undertaken by Agent in an individual or representative capacity, and regardless of whether performed for Agent's own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than Mpower).

REASONABLENESS  OF  COVENANTS
-----------------------------
6.08. If, at the time of enforcement of the covenants set forth in this Section 6, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such
circumstances  shall  be substituted for the stated period, scope or area.     ^

     ARTICLE  VII  TERMINATION  OF  AGREEMENT  PRIOR  TO  EXPIRATION  OF  TERM
                   -----------------------------------------------------------
7.01. This Agreement shall be terminable by either parry upon thirty (30) days' prior written notice (hereinafter "Termination Without Cause"). If Mpower terminates this Agreement pursuant to this section , Mpower shall pay Agent earned commissions for the lesser of (a) the remaining term of the Agent's customer contracts in existence on the date Mpower gives notice of termination; or (b) two (2) years. Agent's commissions shall be calculated each month pursuant to the commission table in section A.02 of Exhibit A based upon Agent's monthly revenue level for the then-current revenue month. If Agent terminates this Agreement for any reason, Agent shall forfeit any unpaid commissions after the date of termination.
7.02. Mpower may terminate this Agreement and Agent will forfeit any unpaid commissions upon the occurrence of any of the following (hereinafter "Termination for Cause"):
     a.        For breach by Agent of any provision of this Agreement (including
suspension  of  business,   any   act   amounting   to   business   failure,
institution   of   receivership   or   liquidation  proceedings,  substantial
change in ownership) provided that written notice of breach has been given to Agent and such breach has not been cured within thirty (30) days after delivery of such notice;
     b. Immediately upon notice and without cure period by Mpower in the event Mpower discovers any improper marketing activity by Agent, including, but not limited to, disparaging or slandering the Services of Mpower, moving or attempting to move Mpower customers to providers of services similar to the Services covered hereunder, or slamming;
     c. Immediately upon notice and without cure period for unethical conduct by Agent including, but not limited to, offering or providing to any employee any financial or other incentive for the purpose of obtaining customer leads or other information which is deemed to be beneficial to the Agent;
     d. Immediately upon notice and without cure period if use of the Mpower Services by Agent is for any purpose which is illegal or if Agent uses the Mpower Services to send any message which is illegal, threatening or harassing, including but not limited to, the transmission of unsolicited messages, or messages which infringe any third party's proprietary right;
     e. Immediately upon notice and without cure period in the event in Mpower's sole discretion, Agent commits repeated breaches of this Agreement or otherwise demonstrates a pattern of deviating from professional standards with regard to the marketing and sales of Mpower Services; or
     f. If Agent attempts or actually sells unauthorized Mpower Services or authorized Mpower Services at unauthorized rates, provided that written notice of breach has been given to Agent and such breach has not been cured within thirty (30) days after delivery of such notice.
g. Immediately upon notice and without cure period if the quantity of contractor's lines sold and installed during the first six (6) months of the Agreement fails to reach the performance level defined in Exhibit A attached hereto; or
     h. Immediately upon notice and without cure period if any material rate, term, condition or provision of this Agreement is substantially changed by order of any court or governmental authority having jurisdiction over this Agreement or  the  telecommunications  industry;
     i. Immediately upon notice and without cure period if Agent shall materially or repeatedly violate or fail to perform under any tariff, applicable law or regulation;
     j. Immediately upon notice and without cure period if Agent breaches the provisions of Article VI of this Agreement.
7.03. Any obligation or liability incurred by either party prior id termination shall survive. The aggrieved party shall, further, have the right to pursue any and all remedies at law or in equity.

     ARTICLE  VIII
 RIGHT  TO  MODIFY SERVICES AND  COMMISSION  FEES
 ----------------------------------------------
8.01. Mpower may change the Products and Services and Commission Plan as set forth in Exhibit A under this Agreement on 30 days written notice to Agent. All orders accepted and installed by Mpower prior to end of the 30-day notice period shall be paid on Products and Services and pursuant to the Commission Plan in place prior to the notice.

     ARTICLE  IX  DISPUTE  RESOLUTION
                  -------------------
9.01. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach thereof, which the parties are unable to resolve through direct negotiations, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrators may, upon application of either party, provide for discovery pursuant to the Civil Practice Law and Rules of the State of New York. The arbitration shall be conducted in Rochester, New York. The prevailing party, as part of the mediation or arbitration award, shall be awarded its fees and costs, including reasonable attorneys' fees.

ARTICLE  X
LIMITATION  OF  LIABILITY
-------------------------
10.01. Except as otherwise expressly provided in this Agreement, neither party shall be liable to the other party for compensation, damages, loss of prospective profits or anticipated sales, expenditures, investments, loss of business commitments, or good will of either party, or otherwise, except for compensation owed by Mpower to Agent for any orders signed by Mpower which are in process at the time of termination or expiration.
10.02. In no event shall either party be liable to the other for any incidental, punitive, special or consequential damages of any nature whatsoever, including without limitation lost profits or revenues, regardless of the foreseeability thereof, arising out of a parry's actions or inactions or otherwise occasioned by a party's inability to perform its obligations hereunder.

     ARTICLE  XI  INDEMNIFICATION
                  ---------------
11.01. Agent agrees to defend, indemnify, and hold Mpower harmless from and against any and all claims, liabilities, demands, actions, damages, suits, or other expenses (including reasonable attorney's fees and costs of litigation) resulting from any slamming by Agent (see paragraph 3.16), or any other intentional misrepresentation by Partner, whether such actions are directly against Mpower or against Agent and Mpower.

ARTICLE  XII  ASSIGNMENT
              ----------
12.01.Mpower reserves the right to assign its rights and duties under this Agreement. This Agreement shall inure to the benefit of (a) Mpower's successors (including by way of merger, consolidation and reorganization) and assigns, (b) Mpower Communications Corp.'s successors (including by way of merger, consolidation and reorganization) and assigns. Agent may not assign its rights or obligations (whether by sale of stock, sale of assets, merger, consolidation, reorganization, or otherwise) under this Agreement without the advance written notice of Mpower's General Counsel or Assistant General Counsel, which consent may be withheld by Mpower in its sole discretion. Subject to the foregoing, this Agreement shall be binding upon Agent, its heirs, executors, administrators, guardians, successors and assigns.

     ARTICLE  XIII  OTHER  PROVISIONS
                   -----------------
BINDING  EFFECT
---------------
13.01. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective, permitted successors and assigns.

WAIVER
------
13.02. The waiver in writing by either party of any right granted to it shall not operate as a waiver of any other rights or future breach of any such provision or any other provision hereof. The failure to enforce any provision of this Agreement shall not constitute a waiver of either party's right hereunder unless such waiver shall be in writing signed by both parties to this Agreement

SURVIVAL
--------
13. 03. The respective rights and obligations of Mpower and Agent under this Agreement which by their nature would continue beyond the termination, cancellation or expiration of this Agreement, shall survive such termination, cancellation or expiration.

ENTIRE  AGREEMENT
-----------------
13.04.This Agreement, together with its schedules, exhibits and attachments, comprises the entire agreement between the parties on the subject matter contained in this Agreement and supersedes all prior representations, agreements, and understandings of the parties, including, without limitation, any letter of intent, letter or memorandum of understanding, or similar documents.

ADDITION/MODIFICATION
---------------------
13.05.Without limiting the specific exceptions noted in this Agreement, no other addition to or modification of this Agreement shall be binding unless executed in writing by both parties.

NOTICES
-------
 13.06. All notices or other communications given in connection with this Agreement shall be made in writing and either delivered in person, or by a recognized overnight courier service, or deposited with the United States Postal Service as first-class certified mail, postage prepaid, and return receipt requested, at the following address:

Such communication shall be effective upon receipt but no later than five (5) days after mailing. The notice address as provided herein may be changed by written notice given as provided above.

SEVERABILITY
------------
13.07. In the event that any of the terms of this Agreement or the application of any such term shall be held to be invalid by any court of any competent jurisdiction, the remaining terms of this Agreement, or their application shall not be affected thereby, and shall remain in full force and effect.

FORCE  MAJEURE
--------------
13.08.Each party shall be excused for any failure, delay, or interruption in performing its obligations hereunder that is due to causes or conditions beyond its control, including, without limitation, acts of God, elements, weather conditions, earthquakes, settlements, fire, accidents, sabotage, power failures, cable cuts, acts or omissions of governmental authorities (including regulatory authorities and courts), shortages of labor and materials, acts of third parties for which Mpower is not responsible, injunctions, labor disputes of every kind (including those which affect each party or its contractors, suppliers, or subcontractors), or any other condition or circumstance, whether similar to or different from the foregoing, which is beyond the control of each party or which cannot be prevented or remedied by reasonable effort and at reasonable expense.

GOVERNING  LAW
--------------
13.09.This Agreement shall be governed by the laws of the State of New York applicable to contracts made or to be wholly performed there (without giving effect to choice of law or conflict of law principles).

LEGAL  COMPLIANCE
-----------------
13.10.The parties agree that this Agreement will be carried out in compliance with all local, state and federal laws, regulations and decisions.

BINDING  TERMS  AND  CONDITIONS
-------------------------------
13.11 .Agent acknowledges that Agent has read this agreement, understands it, and agrees to be bound by its terms and conditions.

IN WITNESS THEREOF, the parties thereto have caused this Agreement to be executed by their duly authorized representatives upon the day and date set forth below.


MPOWER  COMMUNICATIONS  CORP.     Agent
/s/  Jason  Kitzmiller          /s/  Michael  Cummings
--------------------------     ----------------------------
Jason  Kitzmiller          Michael  Cummings

                                    EXHIBIT A
                              COMPENSATION SCHEDULE
A.01. All Products and Services provided by Mpower are eligible for commission payment EXCEPT the following:

Residential Services Directory Charges Maintenance Fees Subscriber Line Fees Equipment Rental Taxes and Surcharges All Non-Recurring Charges
Monthly recurring revenue billed by Mpower for eligible Products and Services is referred to as "Billed Revenue".

A.02.    Commissions.
a. The following Commission Plan is based on Billed Revenue growth. The objective is to grow Billed Revenue on a month over month basis. Residual commissions will be capped at 15% per month provided Billed Revenue continues to grow each month. If for any consecutive three-month period, Mpower does not install and bill a new customer whose order was obtained by Agent, Mpower reserves the right to terminate this Agreement as outlined in 7.01.

below.
Commissions will be paid on eligible Products and Services in accordance with the table

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




             Residual Schedule                             One Time Bonus After Install

             Monthly Revenue     Commission                                 POTS'   Data'

Level One .         0 - $20,000          10%                                $   20     50%

Level Two .  $ 20,001 - $50,000          12%                                $   25     75%

Level Three  Over $50,000                15%                                $   30    100%





"POTS"  is  defined  as  each  unique  business telephone number or DSL circuit.
     "Data" is defined as each unique Internet connection, or voice service delivered via a T-l. "One Time Bonus After Install" percentage applies to Billed Revenue minus all usage-based services and features for the first month of billing the applicable customer.

     Residual Commissions are paid the month following the first invoice. One time bonus is paid the month following installation.
b. If customer disconnects within One Hundred and Eighty days (180) of installation, Mpower reserves the right to charge back Agent commissions previously paid for (hat customer account including adjustments to commissions overpaid due to such customer's billed revenues. Mpower may deduct such charge backs from current commissions owed to Agent.
c. No commissions may be earned and will not be paid on customer accounts that are more than ninety (90) days past due. If the end-user becomes current, Agent shall be paid commission in full on such accounts.
d. Mpower reserves the right to impose a non-standard commission where application sales are non-standard.

A.03.   Six  Month  Trial  Period
     Mpower reserves the right to terminate this contract if less than $4000 in new Billed Revenue from new accounts are sold and installed during the first six
(6) months of this Agreement. If terminated pursuant to this provision commission will be paid on all orders that have been installed and accepted for invoice at the date of the termination. No residual commissions will be paid after date of termination.